Exhibit F-2(a)

                     [Letterhead of Ryan, Russell, Ogden & Seltzer LLP]




                                December 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   GPU, Inc.
            Declaration on Form U-1
            SEC File No. 70-8695
            --------------------

Ladies and Gentlemen:

            We have examined Post-Effective Amendment No. 1, dated September 19, 2000, to the Declaration on Form U-1, dated September 13, 1995, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by GPU, Inc. ("GPU") with the Securities and Exchange Commission ("Commission"), and docketed by the Commission on SEC file No. 70-8695, as amended by Post-Effective
Amendment No. 2 thereto, dated October 13, 2000, and as to be amended by Post-Effective Amendment No. 3 thereto, dated this date, of which this opinion is to be a part. (The Declaration, as so amended and thus to be amended, is hereinafter referred to as the "Declaration.")

            The Declaration contemplates the issue and sale by GPU from time to time through December 31, 2005 of additional authorized but unissued shares or previously reacquired shares of its common stock, par value $2.50 per share (the "Additional Common Stock"), pursuant to certain employee savings plans (the "Savings Plans") for employees of GPU and its subsidiaries.

            We have examined copies, signed, certified or otherwise proven to our satisfaction of the charter documents and by-laws of GPU. We have also examined such other documents, instruments and agreements and have made such further investigation as we have deemed necessary as a basis for this opinion.

            We have been counsel to GPU for many years. We are members of the Bar of the Commonwealth of Pennsylvania and do not purport to be expert in the laws of any other jurisdiction.

            Based upon the foregoing, we are of the opinion, insofar as matters of Pennsylvania law are concerned, that,



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Securities and Exchange Commission
December 7, 2000
Page 2



                  (a) all Pennsylvania laws applicable to the proposed transactions have been complied with (except that we express no view with respect to any state "blue sky" or securities laws that will have been complied with); and

                  (b)  GPU  is  validly   organized   and  duly   subsisting  in
            the Commonwealth of Pennsylvania.

            We hereby consent to the filing of this opinion as an exhibit to the Declaration and in any proceedings before the Commission that may be held in connection therewith.

                                 Very truly yours,




                                 RYAN, RUSSELL, OGDEN & SELTZER LLP